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                                                                EXHIBIT 23






                        CONSENT OF INDEPENDENT AUDITOR'S



We consent to the incorporation by reference in Registration Statements No. 333-06659, No. 333-19315 and 333-29221 of Fine Host Corporation on Form S-8 of our report dated February 28, 1997, except for Note 18, as to which the date is January 28, 1998, appearing in this Annual Report on Form 10-K/A of Fine Host Corporation for the year ended December 25, 1996.




Deloitte & Touche, L.L.P.


New York, New York
March  12, 1998